Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the L3Harris Retirement Savings Plan of our reports dated February 25, 2022, with respect to the consolidated financial statements of L3Harris Technologies, Inc. and the effectiveness of internal control over financial reporting of L3Harris Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

Orlando, Florida
December 14, 2022